Exhibit 99.1

Via Renewables, Inc. Announces Completion of Merger
HOUSTON, June 13, 2024 – Via Renewables, Inc. (“Via Renewables” or the “Company”) (NASDAQ: VIA; VIASP), an independent retail energy services company, announced today the completion of the merger (the “Merger”) contemplated by the previously announced Agreement and Plan of Merger, dated as of December 29, 2023 (the “Merger Agreement”), by and among the Company, Retailco, LLC, a Texas limited liability company (“Parent”), and NuRetailco LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”), following which William Keith Maxwell, III and his affiliates became the registered or beneficial owners of all of the shares of the Surviving Corporation’s issued and outstanding (a) Class A common stock, par value $0.01 per share (the “Class A Common Stock”) and (b) Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”).
The Merger, originally announced on January 2, 2024, was approved by the Company’s shareholders at a special meeting held on June 7, 2024. The Merger became effective at 4:15 p.m. Eastern Time on June 13, 2024 (the “Effective Time”). Under the terms of the Merger Agreement, at the Effective Time:
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each outstanding share of  Class A Common Stock was canceled and converted into the right to receive $11.00 in cash per share, without interest (the “Merger Consideration”) other than shares of Class A Common Stock: (i) (a) held by the Company or any subsidiary of the Company, or (b) held or beneficially owned by Mr. Maxwell and any person or entity controlled by Mr. Maxwell, including Parent, Merger Sub and NuDevco Retail, LLC (such shares described in (i)(a) and (i)(b), the “Excluded Shares”), and (ii) shares of Class A Common Stock held by any holder of record of Class A Common Stock who did not vote in favor of the Merger and demanded appraisal of such shares of Class A Common Stock pursuant to, and complied in all respects with, Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) (the “Dissenting Shares”)

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all Excluded Shares (other than the shares of Class A Common Stock held or beneficially owned by Mr. Maxwell and any person or entity controlled by Mr. Maxwell, including Parent, Merger Sub and NuDevco Retail, LLC (the “Maxwell Shares”)) were canceled without payment of any consideration thereof;

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each Dissenting Share was canceled and converted into the right to receive payment of such amounts that are payable in accordance with Section 262 of the DGCL and have no right to receive the Merger Consideration, unless and until such shareholder loses, waives or withdraws its rights as a dissenting shareholder;

•	each Maxwell Share issued and outstanding immediately prior to the Effective Time was unchanged and remains issued and outstanding as Class A Common Stock of the Surviving Corporation;
•	each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time was unchanged and remains issued and outstanding as Class B Common Stock of the Surviving Corporation;
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all of the (i) the outstanding restricted stock units of the Company (the “Company RSUs”), other than the restricted stock units of the Company held by Mr. Maxwell (the “Maxwell RSUs”), all of which were held by current and former employees and directors of the Company, including its executive officers, were, by virtue of the Merger and without any action by Parent, Merger Sub, the Company or the holders of such Company RSUs, canceled, extinguished and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the Merger Consideration multiplied by (b) the total number of shares of Common Stock underlying the Company RSUs, and (ii) Maxwell RSUs were, by virtue of the Merger and without any action by Parent, Merger Sub, the Company or the holder of such Maxwell RSUs, canceled and extinguished, and no consideration was delivered or will be deliverable therefor;

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each share of the Company’s 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) issued and outstanding immediately prior to the Effective Time was unchanged and remains issued and outstanding as preferred stock of the Surviving Corporation; and

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each share of capital stock of Merger Sub was converted into and represent one fully-paid and nonassessable share of Class A Common Stock, such that, following the Effective Time, Parent is the holder of all of the issued and outstanding shares of Class A Common Stock (other than the Maxwell Shares).

As a result of the completion of the Merger, the Class A Common Stock became privately held and will be delisted from and will no longer trade on the Nasdaq Global Select Market (“NASDAQ”) effective at the close of trading on June 13, 2024. At the Effective Time, each holder of outstanding shares of Class A Common Stock, other than the Maxwell Shares, ceased to have any rights as a shareholder of the Company other than the right to receive the Merger Consideration (or in the case of Dissenting Shares, the right to receive payment of such amounts that are payable in accordance with Section 262 of the DGCL, unless and until such shareholder loses, waives or withdraws its rights as a dissenting shareholder). The Company intends to file with the Securities and Exchange Commission a notice on Form 15 of termination of registration of the Class A Common Stock. The Merger did not have any impact on the registration of the Series A Preferred Stock under the Exchange Act or the continued listing of the Series A Preferred Stock on NASDAQ.
Shareholders will soon receive a letter of transmittal and instructions for use in effecting the surrender of any stock certificates (or effective affidavits of loss in lieu thereof), book-entry shares and/or such other documents as may be required in exchange for the Merger Consideration. Shareholders should wait to receive the letter of transmittal before surrendering their share certificates. Shareholders of the Company that hold shares in street name will receive the Merger Consideration in their brokerage or similar accounts.
B. Riley Securities, Inc. served as the sole financial advisor to the Special Committee. Jones Walker LLP served as legal counsel to the Special Committee. Mr. Maxwell, Parent and Merger Sub were advised by their own financial advisors and legal counsel, Cokinos | Young.
About Via Renewables, Inc.
Via Renewables, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for natural gas and electricity. Headquartered in Houston, Texas, Via Renewables currently operates in 105 utility service territories across 20 states and the District of Columbia. Via Renewables offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Via Renewables Investor Relations website at  https://viarenewables.com/. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements

This communication contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act can be identified by the use of forward-looking terminology including “may,” “should,” “could,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact, included in this communication related to the Merger, including its timing and effects, are forward looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurance that such expectations will prove correct.

The forward-looking statements in this communication are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the failure to pay the Merger Consideration; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Merger or otherwise; the effect of the announcement of the completed Merger on the Company’s relationships with its contractual counterparties, operating results and business generally; and the amount of the costs, fees, expenses and charges related to the foregoing.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2023, under the heading “Item 1A. Risk Factors,” and in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should review the risk factors and other factors noted throughout this communication that could cause the Company’s actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this communication. Unless required by law, the Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for the Company to predict all risks, nor can it assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

For further information, please contact:
Contact: Via Renewables, Inc.
Investors:
Stephen Rabalais, 832-200-3727
Media:
Kira Jordan, 832-255-7302